Exhibit 99.1

China Recycling Energy Corp. Reports Unaudited Financial Results for First Quarter 2009

- Teleconference to Be Held Friday, May 15, 2009, at 8:30 a.m. EDT -

XI’AN, China, May 14, 2009 – China Recycling Energy Corp. (OTC Bulletin Board: CREG) (“CREG” or “the Company”), a leading industrial waste-to-energy solution provider in China, today announced unaudited financial results for the first quarter of 2009 ended March 31, 2009.

First Quarter 2009 Highlights

-	Revenue was $4.3 million, vs. zero in the same period of 2008
-	Gross margin was 30.2% vs. 25.5% in the fourth quarter of 2008
-	Interest income from sales-type leases was $1.2 million vs. $565,000 in the same quarter of 2008
-	Net income was 1.1 million, Diluted EPS $0.02 vs. net loss $888,000, diluted EPS (0.04) in the same quarter of 2008
-	Non-GAAP net operating income, as defined below, was $2.1 million; Non-GAAP diluted EPS $0.03
-	Cash on hand at March 31, 2009 was $10.2 million, vs. $7.3 million at year-end 2008
-	Net cash flow provided by operations in the first quarter of 2009 was $4.4 million, compared with net cash used in operation of $279,000 in the same period of 2008

“I am pleased with our continued profitability since the third quarter of last year and our steady revenue streams from operational rental business and interest income from sales-type leases,” Mr. Guohua Ku, Chairman and CEO of CREG, said. “Our business model is working and we have continued to see positive cash since late last year. If the macro economic environment continues to improve and the Chinese government continues to induce more clean energy generation, with the recent $7.9 million capital raise and our electricity-generation Joint Venture with Inner Mongolia Erdos Metallurgy Co., Ltd., the largest iron-alloy production facilities in China, we are confident to apply our financial resources and our engineering prowess to pursue large-scale, clustered power system projects.”

Summary of Financial Results

(In ‘000s of U.S. Dollars, except for per share data)	FOR THE THREE MONTHS ENDED
	MAR. 31, 2008	DEC. 31, 2008	MAR. 31, 2009
Revenue	-	12,341	4,323
Gross profit	-	3,150	1,301
Operating income (loss)	(84)	3,088	1,704
Net income	(888)	2,306	1,076
Diluted EPS	(0.04)	0.04	0.02
Add:
Compensation expenses for stock options	325	128	389
Amortization of discount on conversion feature of convertible notes	623	-	-
Non-GAAP operating income (1)	241	3,216	2,093
Non-GAAP net income (1)	61	2,434	1,465
Non-GAAP diluted EPS (1)	0.00	0.04	0.03

(1)
CREG provides operating income, net income and earnings per share on a non-GAAP basis that excludes non-cash, share-based compensation expense and non-cash interest expense on the amortization of the beneficial conversion feature for the convertible notes, as described below, to enable investors to better assess the Company’s operating performance. The non-GAAP measures are described below and reconciled to the corresponding GAAP measure in the section below titled “About Non-GAAP Financial Measures.”

First Quarter 2009 Financial Results

For the first quarter of 2009, CREG generated revenue of $4.3 million, compared with $12.3 million in the fourth quarter of 2008 and zero in the first quarter of 2008. Rental income from operational leases of industrial plants in China contributed the entire amount of the revenue in the first quarter of 2009, compared with 34.8% in the fourth quarter of 2008. Product sales accounted 65.2% of the revenue in the fourth quarter of 2008.

Gross profit was $1.3 million, compared with $3.1 million in the fourth quarter of 2008 and zero in the first quarter of 2008. Gross margin was 30.2%, vs. 25.5% in the fourth quarter of 2008. The improvement in gross margin was primarily because of higher profitability of operational rental business compared with straight product sales, which CREG did not record any in first quarter 2009.

Interest income from sales-type leases was $1.2 million, or 110.7% higher than $569,038 in the fourth quarter of 2008 and 112.2% higher than $564,952 for the first quarter of 2008. The increase was primarily due to the inception of one more sales-type lease in December 2008 starting generating interest income this year.

General and administrative expenses were $795,438, compared with $630,974 in the fourth quarter of 2008 and $648,610 in the first quarter of 2008. The increase was primarily because of the variable fair value of the stock options to employees, and increased payroll, marketing and traveling expense due to the expansion of our business, as well as general costs of maintaining the status of a public company.

Non-GAAP operating income, as defined below, was $2.1 million, compared with $3.3 million in the fourth quarter of 2008. GAAP operating income was $1.7 million, compared with $3.1 million in the fourth quarter of 2008 and an operating loss of $83,658 in the first quarter of 2008.

Non-GAAP net income was $1.5 million, compared with $2.4 million in the fourth quarter of 2008. Non-GAAP diluted EPS was $0.03, compared with $0.04 in the fourth quarter of 2008. GAAP net income was $1.1 million, compared with $2.3 million in the fourth quarter of 2008 and a net loss of $887,940 in the first quarter of 2008. GAAP diluted EPS was $0.02, compared with $0.04 in the fourth quarter of 2008 and diluted loss per share of $0.03 in the first quarter of 2008.

As of March 31, 2009, cash and cash equivalents were $10.2 million, compared with $7.3 million at year-end 2008. Total investments in sales-type leases were $16.4 million, compared with $16.8 million as of the end of 2008. Net working capital increased to $14.7 million, from $11.3 million at December 31, 2008. Total shareholders' equity was $33.0 million, compared with $32.4 million at December 31, 2008.

Net cash provided by operating activities was $4.4 million in the first quarter of 2009, compared with net cash outflow from operations of $279,044 in the same period of 2008.

Recent Developments

On April 29, 2009, CREG issued an 8% Secured Convertible Promissory Note in the principal amount of $3 million to Carlyle Asia Growth Partners and CAGP III Co-Investment (“Carlyle Asia”). In addition, the Company amended and restated the 5% Secured Convertible Promissory Note in the principal amount of $5 million previously issued to Carlyle Asia in April 2008.

On April 20, 2009, the Company entered into a Stock Purchase Agreement with an accredited private investor. Pursuant to the agreements, CREG issued approximately 2.4 million shares, with one-year lock-up period not to sell, for an aggregate purchase price of $2 million, or $0.85 per share.

On April 13, 2009, the Company’s wholly owned subsidiary, Xi’an TCH Energy Technology Co., Ltd., entered into a one-year working capital loan agreement with the Industrial Bank Co., Ltd.’s Xi’an branch, to borrow $2.9 million (RMB 20 million) at an interest rate of 5.3%. The loan agreement contains standard representations, warranties and covenants.

CREG intends to use the net proceeds from the aforementioned transactions to cover capital expenditures for its operations in China and other working capital needs.

Business Outlook

CREG reaffirms revenues for 2009 to be in the range of $33 million to $36 million, with net income, excluding non-cash charges, of approximately $8 million. These targets are based on the Company's current views on the operating and market conditions, which are subject to change.

Conference Call

The Company will host a conference call on Friday, May 15, 2009, at 8:30 a.m. Eastern Daylight Time / 8:30 p.m. Beijing Time.  Interested parties may participate in the conference call by dialing +1-877-407-0782 (North America) or +1-201-689-8567 (International) 10 minutes before the call start time.

A replay of the call will be available through May 22, 2009, at 11:59 p.m. Eastern Daylight Time. Interested parties may access the replay by dialing +1-877-660-6853 (North America) or + 1-201-612-7415 (International) and entering account number: 286 and conference ID number: 323311.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for earnings that exclude the effect of non-cash, non-operating expenses related to the Convertible Notes issued in November 2007 and April 2008, respectively, as well as the compensation expenses for the fair value of stock options. China Recycling Energy Corp. uses non-GAAP financial measures when it internally evaluates the performance of business and makes operating decisions, including internal budgeting and performance measurement. The Company believes that providing the non-GAAP measures is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand the CREG’s financial performance in comparison to historical periods, and it allows investors to evaluate CREG’s performance using the same methodology and information as that used by the Company’s management. However, investors need to be aware that non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure.

About China Recycling Energy Corp.

China Recycling Energy Corp. (OTCBB: CREG.OB) ("CREG" or "the Company") is based in Xi'an, China and provides environmentally friendly waste-to-energy technologies to recycle industrial byproducts for steel mills, cement factories and coke plants in China. Byproducts include heat, steam, pressure, and exhaust to generate large amounts of lower-cost electricity and reduce the need for outside electrical sources. The Chinese government has adopted policies to encourage the use of recycling technologies to optimize resource allocation and reduce pollution. Currently, recycled energy represents only an estimated 1% of total energy consumption and this renewable energy resource is viewed as a growth market due to intensified environmental concerns and rising energy costs as the Chinese economy continues to expand. The management and engineering teams have over 20 years of experience in industrial energy recovery in China.

For more information about CREG, please visit http://www.creg-cn.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of China Recycling Energy Corp. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

In China:
Mr. Leo Wu
Investor Relations
China Recycling Energy Corp.
Email: tch@creg-cn.com

In the U.S.:
Mr. Valentine Ding
Investor Relations
Grayling
Tel:   +1-646-284-9412
Email: valentine.ding@us.grayling.com

FINANCIAL TABLES TO FOLLOW

CHINA RECYCLING ENERGY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

	AS OF MARCH 31, 2009	AS OF DECEMBER 31, 2008
	(UNAUDITED)
ASSETS
CURRENT ASSETS
Cash & cash equivalents	$10,212,758	$7,267,344
Investment in sales type leases, net	2,152,977	1,970,591
Interest receivable on sales type leases	237,033	82,406
Advance to suppliers	73,156	-
Prepaid expenses	1,049,381	3,849,087
Other receivables	121,885	102,850
Inventory	13,101,420	10,534,633
Deferred tax asset	14,032	-
Total current assets	26,962,642	23,806,911
NON-CURRENT ASSETS
Investment in sales type leases, net	14,285,747	14,837,879
Advance for equipment	-	2,642,889
Property and equipment, net	90,026	95,359
Construction in progress	5,193,171	3,731,016
Intangible assets, net	3,293	3,482
Total non-current assets	19,572,237	21,310,625
TOTAL ASSETS	46,534,879	45,117,536

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	1,184,716	1,186,902
Unearned revenues	658,289	658,415
Tax payable	1,058,328	2,137,356
Accrued liabilities and other payables	3,583,069	3,528,527
Stock option liability	827,965	-
Convertible notes, net of discount due to beneficial conversion feature	5,000,000	5,000,000
Total current liabilities	12,312,367	12,511,200

DEFERRED TAX LIABILITY	945,761	-
ACCRUED INTEREST ON CONVERTIBLE NOTES	231,507	168,494
CONTINGENCIES AND COMMITMENTS
STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized, 36,425,094 and 36,425,094 shares issued and outstanding as of March 31, 2009 and December 31, 2008, respectively	36,425	36,425
Additional paid in capital	30,251,597	30,475,360
Unamortized compensation expense, net	(1,454,954)	-
Statutory reserve	1,489,719	1,319,286
Accumulated other comprehensive income	3,552,692	3,582,587
Accumulated deficit	(846,451)	(2,991,995)
Total Company stockholders’ equity	33,029,028	32,421,663

Noncontrolling interest	16,216	16,179
Total equity	33,045,244	32,437,842
TOTAL LIABILITIES AND EQUITY	46,534,879	45,117,536

CHINA RECYCLING ENERGY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2009	2008
Revenue
Rental income	$4,322,893	$-

Total revenue	4,322,893	-
Cost of sales
Rental expense	3,021,673	-
Total cost of sales	3,021,673	-
Gross profit	1,301,220	-
Interest income on sales-type leases	1,198,531	564,952

Total operating income	2,499,751	564,952
Operating expenses
General and administrative expenses	795,438	648,610

Total operating expenses	795,438	648,610

Income (loss) from operations	1,704,313	(83,658)
Non-operating income (expenses)
Interest income	5,013	-
Interest expense on convertible note	(63,232)	(743,278)
Financial expense	(2,094)	(422)
Other income	-	1,581
Exchange loss	-	(11,189)

Total non-operating expenses	(60,313)	(753,308)

Income (loss) before income tax	1,644,000	(836,966)
Income tax expense	568,111	50,947

Net income (loss) from operations	1,075,889	(887,913)
Less: Net income attributable to noncontrolling interest	40	27

Net income (loss)	1,075,849	(887,940)
Other comprehensive item
Foreign currency translation gain (loss)	(29,895)	74,725

Comprehensive income (loss)	1,045,954	(813,215)

Basic weighted average shares outstanding	36,425,094	25,015,089
Diluted weighted average shares outstanding	46,760,632	30,508,410

Basic net earnings per share	0.03	(0.04)
Diluted net earnings per share	0.02	(0.04)

* Interest expense on convertible notes are added back to net income for the computation of diluted EPS.
* Diluted weighted average shares outstanding includes estimated shares will be converted from the Second Note issued on April 29, 2008 with conversion price contingent upon future net profits.
* Basic and diluted loss per share is the same due to anti-dilutive feature of the securities.

CHINA RECYCLING ENERGY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) including noncontrolling interest	$1,075,889	$(887,913)
Adjustments to reconcile net income (loss) including noncontrolling interest to net cash provided by (used in) operating activities:
Depreciation and amortization	7,348	17
Amortization of discount related to conversion feature of convertible note	-	623,288
Stock option compensation expense	389,376	325,155
Accrued interest on convertible notes	63,013	124,658
Changes in deferred tax	931,756	-
(Increase) decrease in current assets:
Interest receivable on sales type leases	211,913	(94,903)
Advance to suppliers and prepaid expenses	2,799,495	(192,463)
Other receivables	(19,053)	1,622
Increase (decrease) in current liabilities:
Accounts payable	(1,960)	(69,737)
Tax payable	(1,078,653)	(125,995)
Accrued liabilities and other payables	55,144	17,227

Net cash provided by (used in) operating activities	4,434,268	(279,044)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in sales type leases	-	282,188
Acquisition of property & equipment	(1,843)	(80,823)
Construction in progress	(1,462,908)	(977,299)

Net cash used in investing activities	(1,464,751)	(775,934)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment to management	-	(72,826)
Advance from shareholder	-	250,000

Net cash provided by financing activities	-	177,174

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	(24,103)	41,065

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	2,945,414	(836,739)

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	7,267,344	1,634,340

CASH & CASH EQUIVALENTS, END OF PERIOD	10,212,758	797,601

Supplemental Cash flow data:
Income tax paid	732,561	127,336
Interest paid	-	-

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